





Reliant Resources

2001 Earnings Teleconference

March 15, 2002

Forward–Looking Statements



This presentation includes forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and the underlying assumptions reflected in the statements. Actual results or outcomes could differ materially as a result of legislative and regulatory developments, the impact of competition, weather, risks associated with international operations, changes in the Company's business plans and other factors discussed from time to time in the Company's SEC reports.

Reliant Resources







Reliant Resources™

R. Steve Letbetter
Chairman, President & CEO

March 15, 2002

Overview



- 2001 reported earnings per diluted share of $2.01
  - First quarter - $0.34
  - Restated second quarter - $0.82; previously reported - $0.63
  - Restated third quarter - $0.71; previously reported - $0.44
  - Fourth quarter - $0.11
- Closed Orion Power acquisition
- Successful opening of Texas retail market
- Well positioned for success
  - Robust balance sheet / liquidity position
  - Diverse portfolio of strategic assets
  - Attractive retail position
  - Texas Genco option

Reliant Resources









Reliant Resources™

Stephen W. Naeve
Executive Vice President and CFO

March 15, 2002

2001 Earnings Per Share Reconciliation



	4th Quarter	Annual
Net income, as reported (a)	$0.11	$2.01
Benefit plan restructuring charges	----	0.23
Communications business disposal charges	0.05	0.15
European Energy valuation of NEA	(0.06)	(0.18)
European Energy stranded cost indemnity settlement gain	(0.13)	(0.13)
Cumulative effect of accounting change	----	(0.01)
Adjusted net income (a)	($0.03)	$2.07

(a) Charges related to the Enron bankruptcy totaling $0.21 and $0.22 for the 4th quarter and year, respectively, are included in both adjusted net income and net income, as reported.

Reliant Resources

Operating Income Reconciliation - Wholesale Energy



($ millions)

	4th quarter	Annual
■ **2000 Operating Income**	**$15**	**$485**
Changes due to:		
– Increase in energy sales margin (a)	7	553
– (Reduction)/increase in trading margins (a)	(54)	113
– Reduction/(increase) in reserves for California receivables and refunds	47	(2)
– Reduction related to Enron bankruptcy	(68)	(68)
– Reduction from full year impact of REMA lease expense	----	(38)
– Reduction/(increase) in O&M related to the Mid-Atlantic assets (acquired in May 2000)	14	(53)
– Increased corporate overhead/shared services allocation	(17)	(48)
– Increase/(reduction) - other	43	(43)
■ **2001 Operating (Loss)/ Income**	**($13)**	**$899**

(a) Excludes certain credit provisions

Reliant Resources

2001 Wholesale Operating Margin



% Operating Margin



81%
19%
Accrual
Mark-to-Market

The weighted average term length of the mark-to-market (MTM) assets and liabilities is about 9 to 10 months



Trading MTM Assets and Liabilities by Month
Payables
Receivables
400
300
200
100
0
(100)
(200)
(300)
(400)
Jan-02
Mar-02
May-02
Jul-02
Sep-02
Nov-02
Jan-03
Mar-03
May-03
Jul-03
Sep-03
Nov-03
Jan-04
Mar-04
May-04
Jul-04
Sep-04
Nov-04

Approximately 80% of MTM realized as cash within 1 year

Reliant Resources

Operating Income Reconciliation - Retail Energy



($ millions)

	4th quarter	Annual
2000 Operating Loss	**($30)**	**($70)**
Changes due to:		
– Increase in retail marketing margin to C&I customers	45	74
– Reduction due to increased expenses to prepare for market opening	(21)	(35)
– Increase - other	6	18
2001 Operating (Loss)/ Income	**$--**	**($13)**

Reliant Resources

Operating Income Reconciliation - European Energy



($ millions)

	4th quarter	Annual
2000 Operating Income	**$14**	**$84**
Changes due to:		
– Reduction in energy margins, excluding Enron reserve	(18)	(96)
– Charge related to Enron bankruptcy	(17)	(17)
– Increase due to stranded cost indemnification settlement	37	37
– Increase due to NEA efficiency payments	----	30
– Increase - other	17	18
2001 Operating Income	**$33**	**$56**

Reliant Resources

Operating Income Reconciliation - Other Operations



($ millions)

	4th quarter	Annual
2000 Operating Loss	**($37)**	**($61)**
Changes due to:		
– Benefit plan restructuring charge	----	(100)
– Communications business disposal charges	(21)	(54)
– Increase - other	40	35
2001 Operating Loss	**($18)**	**($180)**

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2002 Outlook



($ and shares in millions)

2002 earnings per share
$1.80 to $2.00

- Financial forecast:

Planned EBIT by segment:

– Wholesale Energy	$750
– Retail Energy	400
– European Energy	50
Total EBIT	$1,200
Interest expense	300
Taxes	335
Expected net income	$565
■ Diluted shares	294.1


Europe
4%
Retail
33%
Wholesale
63%

Reliant Resources

Capital Expenditures Program

($ millions, except MW amounts)



Development Plan

	Online date	(MW)	
Existing at 3/1/02		16,753	
Construction			
Liberty	*1Q02*	550	*1,723 MW in 2002*
Aurora	*2Q02*	154	
Brunot Island	*2Q02*	254	
Osceola	*2Q02*	154	
Channelview	*3Q02*	611	
Choctaw	*2Q03*	804	*2,147 MW in 2003*
Hunterstown	*2Q03*	795	
Big Horn	*4Q03*	548	
Seward	*2Q04*	521	*521 MW in 2004*
Texas Genco		14,165	
Total		**35,309**	

Capital Expenditures

	Wholesale (a)	Other (b)	Total
2002	$1,300	$200	$1,500 (c)
2003	750	50	800
2004	400	50	450 (d)
2005	350	50	400
2006	250	50	300
TOTAL	**$3,050**	**$400**	**$3,450**

- **2002 capex funded by ~$1 billion cashflow and $600 million from a construction bank facility**

(a) Includes off-balance sheet spending per Construction Agency Agreement of $600 MM, $350 MM, $165 MM, and $50 MM in 2002, 2003, 2004, and 2005, respectively

(b) Includes Retail, Europe, and other

(c) Excludes purchase of Orion Power Holdings

(d) Excludes purchase of Texas Genco

Reliant Resources.

Liquidity and Leverage (as of 12/31/01)



($billions)	As adjusted for Orion Acquisition	
Balance sheet debt (net of cash equivalents (a))	$	5.5
Off-balance sheet debt equivalents (b)	$	1.4
Total	$	6.9
Less: non-recourse project financings (c)	$	(0.7)
Recourse debt	$	6.2

Pro forma debt-to-cap ratio	
Pro forma debt	53%
Recourse debt	51%

a) Includes purchase of Orion ($2.9 billion), assumption of $2.0 billion of Orion debt (net of cash on hand) and $0.2 billion non-cash debt write-up per purchase accounting rules.

b) Mid-Atlantic lease ($0.7 billion), a 50% owned project financing ($0.1 billion), and construction bank facilities substantially guaranteed by RRI ($0.6 billion). In 2002, we expect to pay principal of $0.1 billion of Mid-Atlantic lease and utilize an additional $0.6 billion under the construction facilities.

c) Net of $100 million of implied RRI support.

Strong balance sheet with improving leverage after 2002

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2002 Wholesale Outlook



Total Wholesale 2002 EBIT: $750 million



% EBIT
10% ±
90% ±
Accrual
Mark-to-Market

- Components of total accrual earnings projections
  - Hedged gross margins
  - Additional intrinsic value
  - Unhedged extrinsic value
  - Value from dynamic hedging

- Hedging (current position including Orion and "hedged" NYC load pocket)
  - 2002: ~51% of plan gross margin
  - 2003: ~45% of plan gross margin

Reliant Resources

Retail Businesses -- Overview

Total Retail 2002 EBIT: $400 million

EBIT Contribution


Solutions
8%
Small
Commercial
43%
Residential
49%

Competitive Strengths

- Strong brand
- Significant investment in infrastructure
- Leverage our Wholesale skills



- **Residential customers**
  - 1.5 million PTB customers in Houston area
  - Primary competitors – TXU and New Power/ Centrica
- **Small commercial customers**
  - Less than 1 MW customers
  - Retention of in-territory customers
  - Selective out-of-territory opportunities
- **Solutions customers**
  - Large commercial and industrial customers
  - Primarily commodity deals
  - Aggregation of greater than 1 MW customers
  - Few competitors

Reliant Resources

Retail EBIT Build-up



- **Gross margin assumptions**

	Residential	Small Commercial
2002 average % retained customers	90%	83%
2001 MM MWh sales	21.4	18.0
Illustrative headroom per MWh	$21	$17

- **Expenses**



▪ Customer care & operations
▪ Bad debt
▪ Retail IT
O&M 50%
G&A 20%
Marketing/ Sales 25%
D&A 5%
▪ Corporate allocations
▪ Corporate IT
▪ Retail other

Illustrative cost structure

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Retail Business Variables



- Customer switching → Switching curves reasonable given limited competition and the infrastructure required
- Gas costs → Able to increase PTB when forward strip for gas exceeds fuel factor
- Heat rates → PTB purchased energy adjustment mechanism provides additional protection
- Weather → Extreme weather (hot or mild) could reduce profitability

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Outlook



- 2002 -- $1.80 - $2.00 EPS
- 2003 -- challenging year
- 2004 and beyond -- strong growth due to Texas Genco and anticipated price recovery
- Compound annual growth rate of 12% - 15% off of 2002
- Significant cash flow
  - Approximately $1 billion in 2002/2003; growing in out years
  - Under-levered by the end of our planning cycle
- Business plan is achievable and in our control
  - No incremental financing anticipated after 2002
  - Not dependent on assets sales or additional investments

Reliant Resources









Reliant Resources™

March 15, 2002